EXHIBIT 8.1

List of Subsidiaries and Affiliated Entities

(As of March 31, 2016)

Subsidiaries		Percentage Attributable to Our Company	Place of Incorporation
1.	CISG Holdings Ltd. (1)	100%	BVI
2.	Minkfair Insurance Management Limited (2)	100%	Hong Kong
3.	CNinsure Holdings Ltd. (3)	100%	BVI& Hong Kong
4.	CNinsure Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (also known Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd.). (4)	100%	PRC
5.	CNinsure Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.(also known as Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.) (4)	100%	PRC
6.	CNinsure Insurance Sales Service Group Company Limited (formerly known as Shenzhen Fanhua Nanfeng Investment Holding Co., Ltd.) (5)	100%	PRC
7.	Guangdong Meidiya Investment Co., Ltd. (6)	100%	PRC
8.	Shenzhen Bangbang Auto Services Co., Ltd. (6)	100%	PRC
9.	Shenzhen Qunabao Information Technology Co., Ltd. (6)	100%	PRC
10.	Litian Zhuoyue Software (Beijing) Co., Ltd. (6)	100%	PRC
11.	Beijing Fanlian Investment Co., Ltd. (7)	100%	PRC
12.	Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd. (8)	100%	PRC
13.	Tibet Zhuli Investment Co. Ltd.(8)	100%	PRC
14.	Beijing Ruisike Management Consulting Co., Ltd. (9)	100%	PRC
15.	Ying Si Kang Information Technology (Shenzhen) Co., Ltd. (10)	100%	PRC
16.	Sichuan Yihe Investment Co., Ltd.(11)	100%	PRC
17.	Fujian CNinsure Investment Co. Ltd. ( also known as Fujian Fanhua Investment Co. Ltd.) (12)	100%	PRC
18.	Shenzhen Dianlian Information Technology Co., Ltd. (13)	100%	PRC
19.	InsCom Service Limited (14)	100%	CAI
20.	InsCom Management Limited(15)	100%	BVI
21.	InsCom Century Limited(16)	100%	HK
22.	Guangdong Ying Si Kang Information Technology Consulting Co., Ltd. (17)	100%	PRC

Subsidiaries		Percentage Attributable to Our Company	Place of Incorporation
Insurance Agencies
23.	CNinsure Times Insurance Sales & Service Co., Ltd. (6)	100%	PRC
24.	Dongguan Zhongxin Insurance Agency Co., Ltd. (6)	100%	PRC
25.	Fujian CNinsure Xinheng Insurance Agency Co., Ltd. (also known as Fujian Fanhua Xinheng Insurance Agency Co., Ltd.) (12)	100%	PRC
26.	CNinsure Lianxing Insurance Sales Co., Ltd.(also known as Fanhua Lianxing Insurance Sales Co., Ltd.) (18)	100%	PRC
27.	Sichuan CNinsure Insurance Agency Co., Ltd.(also known as Sichuan Fanhua Insurance Agency Co., Ltd.) (19)	100%	PRC
28.	Beijing Fanlian Insurance Agency Co., Ltd.(19)	100%	PRC
29.	Beijing CNinsure Insurance Agency Co., Ltd. (also known as Beijing Fanhua Insurance Agency Co., Ltd.)(19)	100%	PRC
30.	Beijing CNinsure Fumin Insurance Agency Co., Ltd. (also known as Beijing Fanhua Fumin Insurance Agency Co., Ltd.)(19)	100%	PRC
31.	Guangzhou CNinsure Yi’an Insurance Agency Co., Ltd. (also known as Guangzhou Fanhua Yi’an Insurance Agency Co., Ltd.) (19)	100%	PRC
32.	Foshan Tuohua Insurance Agency Co., Ltd.(19)	100%	PRC
33.	Dongguan Nanfeng Jiayu Insurance Agency Co., Ltd.(19)	100%	PRC
34.	Fujian CNinsure Guoxin Insurance Agency Co., Ltd. (also known as Fujian Fanhua Guoxin Insurance Agency Co., Ltd.) (19)	100%	PRC
35.	Hangzhou CNinsure Zhixin Insurance Agency Co., Ltd.(also known as Hangzhou Fanhua Zhixin Insurance Agency Co., Ltd.) (19)	100%	PRC
36.	Tianjin CNinsure Xianghe Insurance Agency Co., Ltd. (also known as Tianjin Fanhua Xianghe Insurance Agency Co., Ltd.) (19)	100%	PRC
37.	Changsha Lianyi Insurance Agency Co., Ltd.(19)	100%	PRC
38.	Henan CNinsure Anlian Insurance Agency Co., Ltd. (also known as Henan Fanhua Anlian Insurance Agency Co., Ltd.) (19)	100%	PRC
39.	Ninbo Baolian Insurance Agency Co., Ltd.(19)	100%	PRC
40.	Wenzhou Huilian Insurance Agency Co., Ltd. (19)	100%	PRC
41.	Nanjing Yukai Insurance Agency Co., Ltd. (19)	100%	PRC

Subsidiaries		Percentage Attributable to Our Company	Place of Incorporation

42.	Guangdong CNinsure Nanfeng Insurance Agency Co., Ltd. (also known as Guangdong Fanhua Nanfeng Insurance Agency Co., Ltd.)(19)	100%	PRC
43.	Jiangmen CNinsure Zhicheng Insurance Agency Co., Ltd. (also known as Jiangmen Fanhua Zhicheng Insurance Agency Co., Ltd.) (19)	100%	PRC
44.	Shenyang Fangda Insurance Agency Co., Ltd.(19)	100%	PRC
45.	Hunan CNinsure Insurance Agency Co., Ltd. (also known as Hunan Fanhua Insurance Agency Co., Ltd.) (20)	55%	PRC
46.	Guangdong Fanhua Bluecross Health Management Co.,Ltd(21)	100%	PRC
47.	Hubei CNinsure Insurance Agency Co., Ltd. (also known as Hubei Fanhua Insurance Agency Co., Ltd.) (21)	100%	PRC
48.	Liaoning CNinsure Gena Insurance Agency Co., Ltd. (also known as Liaoning Fanhua Gena Insurance Agency Co., Ltd.)(21)	100%	PRC
49.	Zhejiang CNinsure Tongchuang Insurance Agency Co., Ltd. (also known as Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd.)(21)	100%	PRC
50.	Jiangsu CNinsure Lianchuang Insurance Agency Co., Ltd. (also known as Jiangsu Fanhua Lianchuang Insurance Agency Co., Ltd.) (21)	100%	PRC
51.	Sichuan CNinsure Xintai Insurance Agency Co., Ltd. (also known as Sichuan Fanhua Xintai Insurance Agency Co., Ltd.) (21)	100%	PRC
52.	Shanghai CNinsure Guosheng Insurance Agency Co., Ltd. (also known as Shanghai Fanhua Guosheng Insurance Agency Co., Ltd.) (21)	100%	PRC
53.	Jiangxi CNinsure Insurance Agency Co., Ltd. (also known as Jiangxi Fanhua Insurance Agency Co., Ltd.) (21)	100%	PRC
54.	Shenzhen CNinsure Nanfeng Insurance Agency Co., Ltd. (also known as Shenzhen Fanhua Nanfeng Insurance Agency Co., Ltd.)(22)	100%	PRC
55.	Jiaxing Lianbao Insurance Agency Co., Ltd. (23)	100%	PRC
56.	Hebei Fanlian Insurance Agency Co., Ltd.(24)	87.5%	PRC

Insurance Brokerage Firms
57.	CNinsure Bocheng Insurance Brokerage Co., Ltd. (also known as Fanhua Bocheng Insurance Brokerage Co., Ltd.)(6)	100%	PRC
58.	CNinsure Kafusi Insurance Brokerage Co., Ltd. (also known as Fanhua Kafusi Insurance Brokerage Co., Ltd.)(19)	100%	PRC

Subsidiaries		Percentage Attributable to Our Company	Place of Incorporation

Insurance Claims Adjusting Firms
59.	Guangdong CNinsure Fangzhong Investment Management Co., Ltd. (also known as Guangdong Fanhua Fangzhong Investment Management Co., Ltd.) (25)	51%	PRC
60.	CNinsure Insurance Surveyors & Loss Adjustors Co., Ltd. (also known as Fanhua Insurance Surveyors & Loss Adjustors Co., Ltd.) (26)	44.7%	PRC
61.	Shanghai CNinsure Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd. (also known as Shanghai Fanhua Teamhead Insurance Surveyors & Loss Adjustors Co., Ltd.) (27)	44.7%	PRC
62.	Shenzhen CNinsure Training Co., Ltd. (also known as Shenzhen Fanhua Training Co., Ltd.)(27)	44.7%	PRC
63.	Shenzhen CNinsure Software Technology Co., Ltd. (also known as Shenzhen Fanhua Software Technology Co., Ltd.) (27)	44.7%	PRC
64.	Shenzhen Huazhong United Technology Co., Ltd. (28)	44.7%	PRC
65.	Guangzhou Suiyuan Insurance Surveyors & Loss Adjustors Co., Ltd. (6)	100%	PRC

Baoxian.com
66.	InsCom Holdings Limited (14)	65.1%	BVI
67.	InsCom Group Limited(29)	65.1%	BVI
68.	InsCom HK Limited(30)	65.1%	Hong Kong
69.	Bao Si Kang Information Technology (Shenzhen) Co., Ltd.(31)	65.1%	PRC

Affiliated Entities		Percentage Attributable to Our Company	Place of Incorporation
1.	Shenzhen Xinbao Investment Management Co., Ltd. (32)	65.1%	PRC
2.	CNinsure Century Insurance Sales & Service Co., Ltd. (also known as Fanhua Shiji Insurance Co., Ltd.) (33)	65.1%	PRC
3.	Beijing Ying Si Kang Investment Management Co., Ltd. (33)	65.1%	PRC
4.	Shenzhen InsCom E-commerce Co., Ltd.(34)	65.1%	PRC
5.	CNinsure Puyi Fund Sales Co., Ltd. (also known as Fanhua Puyi Investment Management Co., Ltd.)(35)	19.5%	PRC
6.	Sincere Fame International Limited(36)	20.6%	BVI
7.	Shenzhen Chetong Network Co., Ltd. (37)	8.9%	PRC
8.	Shanghai Teamhead Automobile Surveyors Co., Ltd. (38)	20.4%	PRC

____________________

(1)	100% of the equity interests in this company are held directly by CNinsure Inc..
(2)	100% of the equity interests in this company are held directly by CISG holdings Ltd..
(3)	100% of the equity interests in this company are held directly by Minkfair Insurance Management Limited.
(4)	100% of the equity interests in this company are held directly by CNinsure Holdings Ltd..
(5)	We beneficially own 100% equity interests in this Company, of which 7.2%, 10.8% and 82% of the equity interests in this company are held by CNinsure Xinlian Information Technology Consulting (Shenzhen) Co., Ltd., CNinsure Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. and Tibet Zhuli Investment Co. Ltd., respectively.
(6)	100% of the equity interests in this company are held directly by CNinsure Insurance Sales Service Group Company Limited.
(7)	100% of the equity interests in this company are held directly by CNinsure Xinlian Information Technology Consulting (Shenzhen) Co., Ltd..
(8)	100% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd..
(9)	95% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd. and the remaining 5% by Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd..
(10)	100% of the equity interests in this company are held directly by Litian Zhuoyue Software (Beijing) Co., Ltd..
(11)	We beneficially own 100% equity interests in this company, of which 39.14%, 40.86% and 20% of the equity interests in this company are held by CNinsure Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., CNinsure Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. and CNinsure Insurance Sales Group Company Limited, respectively.
(12)	We beneficially own 100% equity interests in each of these companies, of which 55% of the equity interests in each of these companies are held directly by Guangdong Meidiya Investment Co., Ltd. and the remaining 45% by Sichuan Yihe Investment Co., Ltd..
(13)	100% of the equity interests in this company are held directly by Tibet Zhuli Investment Co., Ltd..
(14)	65.1% of the equity interest in this company are held directly by CISG Holdings Ltd..
(15)	100% of the equity interests in this company are held directly by Inscom Service Limited.
(16)	100% of the equity interests in this company are held directly by Inscom Management Limited.
(17)	100% of the equity interests in this company are held directly by InsCom Century Limited.
(18)	We beneficially own 100% equity interest in this company, of which 99% of the equity interests are held directly by CNinsure Insurance Sales Service Group Company Limited and the remaining 1% by CNinsure Xinlian Information Technology Consulting (Shenzhen) Co., Ltd..
(19)	100% of the equity interests in each of these company are held directly by CNinsure Times Insurance Sales & Service Co., Ltd..
(20)	55% of the equity interests in each of these companies are held directly by CNinsure Lianxing Insurance Sales Co., Ltd..
(21)	100% of the equity interests in each of these companies are held directly by CNinsure Lianxing Insurance Sales Co., Ltd..
(22)	100% of the equity interests in this company are held directly by Guangdong CNinsure Nanfeng Insurance Agency Co., Ltd..
(23)	We beneficially owned 100% of the equity interests in this company, of which 70% of the equity interests in this company are held directly by CNinsure Times Insurance Sales & Service Co., Ltd. and the remaining 30% by Meidiya Investment Co., Ltd..
(24)	87.5% of the equity interests in this company are held directly by CNinsure Times Insurance Sales & Service Co., Ltd..
(25)	51% of the equity interests in this company are held directly by Guangdong Meidiya Investment Co., Ltd..

(26)	44.7% of the equity interests in the company are held directly by Guangdong Meidiya Investment Co., Ltd..
(27)	100% of the equity interests in each of these companies are held directly by CNinsure Insurance Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.7% of the equity interests.
(28)	100% of the equity interests in the company are held directly by Shenzhen CNinsure Software Technology Co., Ltd., in which we beneficially own 44.7% of the equity interests.
(29)	100% of the equity interests in this company are held directly by Inscom Holdings Limited, in which we beneficially own 65.1% of the equity interests.
(30)	100% of the equity interests in this company are held directly by Inscom Group Limited, in which we beneficially own 65.1% of the equity interests.
(31)	100% of the equity interests in this company are held directly by Inscom HK Limited, in which we beneficially own 65.1% of the equity interests.
(32)	We beneficially own 65.1% of the equity interests in the company.
(33)	100% of the equity interests in each of these companies are held directly by Shenzhen Xinbao Investment Management Co., Ltd. in which we beneficially own 65.1% of the equity interests.
(34)	100% of the equity interests in this company are held directly by CNinsure Century Insurance Sales & Service Co., Ltd..
(35)	19.5% of the equity interests in this company are held directly by Beijing Fanlian Investment Co., Ltd..
(36)	20.6% of the equity interests in this company are held directly by CISG Holdings Ltd..
(37)	We beneficially own 8.9% equity interests in this company. 19.9% of the equity interests in this company are held directly by CNinsure Insurance Surveyors & Loss Adjustors Co., Ltd., in which we beneficially own 44.7% of the equity interests.
(38)	40% of the equity interests in this company are held directly by Shanghai CNinsure Teamhead Surveyors & Loss Adjustors Co., Ltd..